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                                                                   Exhibit 10.22


                         FURNISHINGS INTERNATIONAL INC.
                              RESTRICTED STOCK PLAN

Section 1. Purpose

      The Plan authorizes the Chairman to provide employees, directors and consultants of the Corporation or its subsidiaries, who are in a position to contribute materially to the long-term success of the Corporation or its subsidiaries, with shares of Common Stock of the Corporation, the full enjoyment of which may be conditioned upon a specified period of future employment. The Corporation believes that this incentive program will cause those persons to increase their interest in the welfare of the Corporation and its subsidiaries, and aid in attracting and retaining employees, directors and consultants of outstanding ability.

Section 2. Definitions

      Unless the context clearly indicates otherwise, the following terms, when used in the Plan, shall have the meanings set forth in this Section:

      (a) "Board" means the Board of Directors of the Corporation.

      (b) "Chairman" means initially, the Chairman, President, and Chief Executive Officer of the Corporation so long as such position shall be held by Wayne B. Lyon, and thereafter such person or persons as shall be designated by the Board.

      (c) "Common Stock" means shares of Common Stock, par value $.0l per share, of the Corporation, or any shares of stock of the Corporation into which the Common Stock is converted, in each case other than the Class D Common Stock.

      (d) "Consultant" means any person who is engaged to perform services for the Corporation or any subsidiary of the Corporation, other than as an Employee or Director.

      (e) "Corporation" means FURNISHINGS INTERNATIONAL INC., a Delaware corporation.

      (f) "Director" means any member of the Board.
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      (g) "Employee" means any employee of the Corporation or any subsidiary of the Corporation, including directors who are otherwise employed thereby.

      (h) "Grantee" means a person granted shares of Restricted Stock under the Plan.

      (i) "Plan" means this Restricted Stock Plan as set forth herein and as amended from time to time.

      (j) "Restricted Stock" means a share of Common Stock granted pursuant to the Plan that is subject to such restrictions as authorized pursuant to Section 5.

Section 3. Shares of Common Stock Subject to the Plan

      Subject to adjustment as provided in Section 6, the Common Stock which may be issued as Restricted Stock pursuant to the Plan shall not exceed (x) 206,608 shares in the aggregate reduced by (y) the aggregate number of outstanding shares of Common Stock held from time to time by Employees and Consultants of the Corporation and its subsidiaries that were not issued under the Plan. Common Stock issuable under the Plan may be authorized but unissued shares or reacquired shares of Common Stock. Unless otherwise determined by the Board with the concurrence of the Chairman, shares of Restricted Stock that are forfeited or are canceled for any reason shall become available for reissuance under the Plan.

Section 4. Administration of the Plan

      The Plan shall be administered by the Chairman. Subject to the express provisions of the Plan, the Chairman shall have the authority to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to the Plan, to determine the terms and provisions of grant certificates thereunder and to make all other determinations necessary or advisable for the administration of the Plan. All interpretations and determinations made by the Chairman in accordance with the provisions of the Plan shall be final and binding.

Section 5. Grant of Restricted Stock

      The Chairman shall determine and designate from time to time in his sole discretion:

            (i) Employees who are to be granted Restricted Stock (except that grants to the Chairman himself shall require the prior approval of the Board as set forth below in this Section 5), and

            (ii) the number of shares of Common Stock subject to each such grant.


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      Restricted Stock shall be granted exclusively in consideration of services.

      Without the prior approval of the Board (acting by Affirmative Board Vote (as such term is defined in the Stockholders' Agreement, dated as of August
5, 1996, among the Corporation and its stockholders (the "Stockholders' Agreement")), the type and duration of the restrictions that shall be applicable to the Restricted Stock, including, but not limited to, conditions relating to the vesting of the shares and their transferability, shall be identical to those set forth in the Stockholders' Agreement.

Section 6. Adjustment Upon Changes in Capitalization

      In the event of any reclassification, recapitalization, merger, consolidation, reorganization, stock dividend, stock split or reverse stock split, or any other similar change in corporate structure which, in the judgement of the Board affects the value of the shares of Common Stock, the Board may make proportional adjustments to the number and class of shares available for issuance hereunder and the number and class of shares of Restricted Stock theretofore granted.

Section 7. Additional Restrictions on Shares

      In addition to the restrictions that may be imposed under Section 5, the Chairman and/or the Board may require that the Corporation receive from the Grantee representations, warranties and agreements to the effect, among others, that the Common Stock to be acquired by the Grantee is being acquired for investment only and not with a view toward distribution of such Common Stock; that the Grantee will not dispose of such Common Stock except in transactions which, in the opinion of counsel to the Corporation, would comply with the registration provisions of the 1933 Act and all other applicable laws and regulations; that the Grantee will agree to be bound by the terms and conditions set forth in any stockholders' agreement or voting trust then in effect and will become a party thereto; and that the Grantee will be bound with respect to such Common Stock by the terms and conditions of such restrictions on voting or transfer as the Corporation may deem necessary or desirable (including, but not limited to, restrictions that are required or recommended by an underwriter in connection with a public offering). The Corporation may cause a legend or legends to be placed on any certificates representing shares issued pursuant to the Plan.

Section 8. General Provisions

      (a) Each Restricted Stock grant shall be evidenced by a written grant certificate containing such terms and conditions, not inconsistent with the Plan, as the Chairman shall approve.


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      (b) The grant of Restricted Stock in any year shall not give the Grantee any right to similar grants in future years or any right to continue such Grantee's employment relationship with the Corporation or any subsidiary of the Corporation. All Grantees shall remain subject to discharge to the same extent as if the Plan were not in effect.

      (c) No Grantee, and no beneficiary or other persons claiming under or through the Grantee, shall have any right, title or interest by reason of any grant of Restricted Stock to any particular assets of the Corporation or any subsidiary of the Corporation, or any shares of Common Stock allocated or reserved for the purposes of the Plan.

      (d) The Corporation shall have the right to require that the Grantee make such provision, or furnish the Corporation such authorization, necessary or desirable so that the Corporation or any subsidiary of the Corporation may satisfy its obligation, under applicable laws, to withhold or otherwise pay for income or other taxes of the Grantee attributable to the grant or vesting of Restricted Stock.

      (e) The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan, and any grant certificate shall be determined in accordance with the Delaware General Corporation Law, without giving effect to principles of conflicts of laws, and applicable federal law.

Section 9. Amendment of Termination

      The Board, with the concurrence of the Chairman, may alter, amend, suspend, discontinue or terminate the Plan at any time; provided, however, that no such action shall adversely affect the rights of Grantees of Restricted Stock previously granted hereunder and, provided further, however, that any stockholder approval necessary in order to comply with applicable law or regulation shall be obtained in the manner required therein.

Section 10. Effective Date of Plan

      The Plan shall be effective as of August 5, 1996.


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